EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-158499, No. 333-142145, No. 333-127579, No. 333-54880 and No. 333-52730) of Resources Connection, Inc. of our report dated July 29, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. We also consent to the reference to us under the heading “Selected Financial Data” in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Orange County, California
July 29, 2009